UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2014

PULSE EVOLUTION CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	333-190431	None
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL	34987
(Address of principal executive offices)	(Zip Code)

(772) 545-4200

Registrant’s telephone number, including area code

QurApps, Inc.

Gilboa 26 Street, Pardes-Hanna, Israel

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

On May 15, 2014, Alon Nigri, Pulse Evolution Corporation’s controlling shareholder, Chief Executive Officer and sole director (the “Seller”), entered into and closed on a Share Purchase Agreement (the “Agreement”) with, Tradition Studios IP Acquisition LLC, (Alternative)2 Holding AG, and Scenic Loop Holding, LLC (each a “Purchaser” and collectively, the “Purchasers”) whereby the Purchasers purchased from the Seller a total of 5,361,260 shares of the Company’s common stock (the “Shares”) for an aggregate of $107,225, representing approximately 80.68% of the issued and outstanding shares of common stock of the Company.  A copy of the Form of Share Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In accordance with the Agreement, Tradition Studios IP Acquisition LLC purchased 3,168,018 shares, (Alternative)2 Holding AG purchased 1,096,621 shares, and Scenic Loop Holding, LLC purchased 1,096,621 shares.  The Company, together with its new control shareholders and additional officers and directors, will pursue the business of PULSE as discussed in Item 7.01 below.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the Stock Purchase Agreement, the following individuals were appointed to the Board of Directors:

Name	Title
John Textor	Chairman of Board
Rene Eichenberger	Vice Chairman of the Board
Frank Patterson	Director

Following these appointments, Alon Nigri resigned as an officer and director of the Company. Mr. Nigri’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

There is no arrangement or understanding among any of the new directors, on the one hand or any other person, on the other hand, pursuant to which a new director was appointed as a director.  No new director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  None of the new directors have received any compensation in connection with their appointment as a director and no new director will serve on a committee of the board of directors, at this time.

Following the closing of the Stock Purchase Agreement and the appointment of new members to our Board of Directors discussed above, the Board of Directors appointed the following individuals to serve as officers of the Company:

Name	Title
John Textor	Executive Chairman
Frank Patterson	Chief Executive Officer
Jim Berney	President and Head of Studio Production

  At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

As Chairman of Pulse Evolution Corporation, Mr. Textor is an active, full-time resource to the Chief Executive Officer and the President-Head of Studio. He will be principally responsible for special projects, strategic partnerships, rights acquisition, venue partnerships and relationships with major media companies.

Mr. Textor is currently active in the development of entertainment properties across a broad spectrum of venues and technology platforms. In addition to his leadership in the extended uses of photo-realistic, digital humans, he is also currently a Producer of Art Story, an original animated feature film currently being developed by Disney veteran filmmaker Aaron Blaise. He was also Producer and Executive Producer of Ender’s Game, a science fiction fantasy film released in November 2013.

Mr. Textor was previously Chairman and CEO of Digital Domain Productions and Chairman and CEO of its parent company, Digital Domain Media Group, having led its acquisition and restructuring from May 2006 to August 2012.  Together the companies were responsible for the visual effects of more than 80 large scale feature films, 25 of which were completed during Mr. Textor’s leadership, including such films as Transformers, Flags of our Fathers, Tron:Legacy, Real Steel and Pirates of the Caribbean at World’s End.  During Mr. Textor’s leadership, Digital Domain was re-established as a market leader in visual effects, winning multiple Academy Awards, Clio advertising awards and, importantly, being recognized as the first visual effects company to deliver a believable digital human actor in The Curious Case of Benjamin Button. This achievement, known as the ‘Holy Grail of Animation’, earned the company a 2009 Academy Award for Achievement in Visual Effects.  The hour long performance of the company’s digital actor was so convincing to audiences and the Academy voters that the film also received an Academy Award for Best Make-up, though the character performance was entirely digital.

Other highlights during Mr. Textor’s tenure included the break-through introduction of a digital Tupac Shakur at the Coachella Valley Music festival in 2012, the consummation of a joint venture for the digital resurrection of Elvis Pressley, the creation of a first of its kind, dual-enrolment Bachelor’s program with Florida State University, completion of a $100 million joint venture agreement with the sovereign media authority of Abu Dhabi and the transformation of Digital Domain into a film production company with the co-production of Ender’s Game.

Frank Patterson. Mr. Patterson, our Chief Executive Officer will be responsible for all day-to-day management decisions and for implementing the Company’s short and long term plans. Patterson is a 25-year veteran of the entertainment industry who founded several film and commercial production companies, including Envisage Media Group, Inc., The Houston Cinema Group, Inc., and Red Hills Releasing, LLC, a feature film marketing and distribution company. His companies produced film library assets and profited from the marketing and sale of motion picture intellectual property in domestic and international markets. Throughout his career Patterson has worked in several key creative roles, having directed and/or written seven feature films, shot more than 100 commercials – many as an aerial photographer – and produced a variety of media content for some of the leading agencies in the nation. Mr. Patterson is a highly regarded educator, who was named by “The Hollywood Reporter” one of the nation’s top mentors to a generation of Hollywood filmmakers. He has served on the leadership teams of three top-ranked U.S. film schools, and currently holds the position of dean of the Florida State University College of Motion Picture Arts.

Jim Berney. Prior to joining our company, Mr. Berney was Head of Studio at Digital Domain. He was previously an Academy Award®-nominated visual effects supervisor at Sony Pictures Imageworks, ultimately becoming responsible for creative supervision and direction for all artists at Sony’s Albuquerque visual effects studio. In addition to his regular supervisory responsibilities on projects, he served as General Manager for the first two years of the facility’s infancy. As visual effects supervisor, Mr. Berney worked on numerous notable films including Green Lantern, I Am Legend, and The Chronicles of Narnia, for which he was nominated for an Academy Award for Outstanding Visual Effects. Previously, Berney was the visual effects supervisor on The Matrix Reloaded, The Matrix Revolutions, The Lord of the Rings: The Two Towers and Harry Potter and the Sorceror’s Stone. Jim also served as CG supervisor for Hollow Man (2000 Academy Award® nominee, Best Visual Effects).

Berney began his career working for DARPA (Defense Advanced Research Projects Agency) as an ADA programmer for a large software engineering consortium. He received his Master’s degree in Computer Science from California Polytechnic, San Luis Obispo, specializing in the research and development of a new global illumination paradigm. He holds two undergraduate degrees in Computer Science and Economics from the University of California, Irvine, focusing in A.I. research. Berney also studied computer architectures at the Royal Institute of Technology, Stockholm, Sweden.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with our plans to acquire PULSE discussed in Item 7.01 below, we amended our articles of incorporation effective as of May 8, 2014 to change our corporate name from QurApps, Inc. to Pulse Evolution Corporation (the “Name Change Amendment”).

These actions were approved by our board of directors on May 6, 2014, and the holders of a majority of our common stock approved these actions by written consent in lieu of a special meeting on May 6, 2014 (the “Written Consent”) in accordance with the relevant sections of the Nevada Revised Statutes.  The Financial Information Regulatory Association, Inc. (“FINRA”) approved our Name Change Amendment and our request to change our trading symbol for our common stock to PLFX. We intend to file an application for trading on the OTCQB Tier of the OTC Markets, Inc. As part of our corporate name change, we obtained a new CUSIP which is 74586Y 102.

There will be no mandatory exchange of stock certificates.  Following the name change, the share certificates which reflect our prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the Company’s transfer agent, Globex Transfer, LLC.

Item 7.01 Regulation FD Disclosure.

On May 16, 2014, we signed a letter of intent to exchange at least a majority of our unissued shares of common stock for 100% of the outstanding common stock of Pulse Entertainment Corporation, a Delaware corporation (“PULSE”). PULSE is a creatively driven, digital production and IP company, established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Founded by the world’s leading producers of photorealistic digital humans, Pulse develops “virtual humans” for live and holographic concerts, advertising, feature films, branded content, medical applications and training.

The final amount of shares of the company to be exchanged (the “Exchange Shares”) will be specified in the Share Exchange Agreement discussed below. The Exchange Shares will be delivered by the company to the shareholders of PULSE at closing. Upon completion of the transaction, PULSE will become a wholly owned subsidiary of our company and the former PULSE shareholders are expected to own a controlling interest in our company.

The closing of the Share Exchange Agreement is conditioned upon certain, limited customary representations and warranties, as well as the consent of each of the PULSE shareholders, as of the date of this Share Exchange Agreement shall have consented to this transaction.

Following the closing of the Share Exchange Agreement, we intend to continue PULSE’s historical businesses and proposed businesses discussed above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Amendment to Articles of Incorporation filed on May 8, 2014 with the Nevada Secretary of State.

10.2	Form of Share Purchase Agreement between Alon Nigri and certain purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE EVOLUTION CORPORATION

Date: May 16, 2014	By:	/S/ John Textor
John Textor, Executive Chairman